Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY
for
Tender of All Outstanding 7.750% Senior Notes due 2019
in Exchange for
New 7.750% Senior Notes due 2019
which have been registered under the Securities Act of 1933, as amended, of
VANGUARD HEALTH HOLDING COMPANY II, LLC
VANGUARD HOLDING COMPANY II, INC.

Registered holders of outstanding 7.750% Senior Notes due 2019 (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new 7.750% Senior Notes due 2019 (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date (as defined in the Letter of Transmittal) may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer -Procedures for Tendering” and “The Exchange Offer - Guaranteed Delivery Procedures” in the Prospectus.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

U.S. BANK NATIONAL ASSOCIATION

By Mail:	By Facsimile:	By Hand or Overnight Delivery:
U.S. Bank National Association	U.S. Bank National Association	U.S. Bank National Association
60 Livingston Avenue	60 Livingston Avenue	60 Livingston Avenue
St. Paul, MN 55107	St. Paul, MN 55107	St. Paul, MN 55107
Attn: Specialized Finance Dept.	Attn: Specialized Finance Dept.	Attn: Specialized Finance Dept.
(651) 466-7372

For Information or
Confirmation by Telephone:
(800) 934-6802
________________
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, dated _______, 201__, of Vanguard Health Holding Company II, LLC and Vanguard Holding Company II, Inc. (the “Prospectus”), pursuant to the terms of the guaranteed delivery procedures described in “The Exchange Offer - Guaranteed Delivery Procedures” section of the Prospectus.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name and
	Address of	Certificate Number(s)
	Registered Holder	of Outstanding
	as it	Notes Tendered
	appears on	(or Account
	the Outstanding	Number at	Principal Amount
	Notes	Book -	Outstanding
	(Please Print)	Entry Facility)	Notes Tendered
Name of Tendering Holder

SIGN HERE

Name of Registered or Acting Holder: __________________________

Signature(s): __________________________

Name(s) (Please Print): __________________________

Address: __________________________

Telephone Number: __________________________

Date: __________________________

IF OUTSTANDING NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number: __________________________

Date: __________________________

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17A(d)-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above person(s) “own(s)” the Outstanding Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Outstanding Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm: __________________________ Address:__________________________ __________________________ (Zip Code) Area Code and Telephone No.: __________________________	(Authorized Signature) Title: __________________________ Name: __________________________ (Please Type or Print) Date: __________________________

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.  Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal. No Notice of Guaranteed Delivery should be sent to the Issuers.

2.  Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuers, evidence satisfactory to the Issuers of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.  Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.